Exhibit 99.1

Cenntro Electric Group Postpones Reverse Stock Split

FREEHOLD, N.J. – November 30, 2023 – Cenntro Electric Group Limited (NASDAQ: CENN) (“Cenntro” or “the Company”), a leading EV technology company with advanced, market-validated electric commercial vehicles, today announced that the planned reverse split of its outstanding common stock that was to be effective on December 1, 2023 has been postponed.

The effective date of the reverse stock split cannot be determined until Depository Trust and Clearing Corporation (“DTCC”) eligibility is confirmed. The Company expects to receive confirmation of DTCC eligibility in the coming days and will provide an update as to the effective date of the reverse stock split as soon as practicable.

The purpose of the previously announced 1-for-10 reverse stock split of its outstanding common stock is to regain compliance with the minimum $1.00 bid price per share requirement of Nasdaq Listing Rule 5550(a)(2) by December 18, 2023 and the Company has no reason to believe it will not meet that deadline.

Upon the effective date to be determined, the Company’s common stock will begin trading on the Nasdaq Capital Market on a split-adjusted basis when the market opens and will continue to trade under the symbol “CENN”. The new CUSIP number for the common stock following the reverse stock split will be Q6519V146.

The reverse stock split uniformly affects all issued and outstanding shares of the Company’s common stock and will not alter any stockholder’s percentage of ownership interest in the Company, except to the extent that the reverse stock split results in fractional shares. No fractional shares will be issued in connection with the reverse stock split. Stockholders will be issued one whole share of common stock in exchange for any fractional interest that such stockholder would have otherwise received as a result of the reverse stock split. The  par value of the Company’s common stock will remain unchanged after the reverse stock split.

The reverse stock split will reduce the number of shares of common stock issued and outstanding from approximately 304,449,091 shares to approximately 30,444,910 shares, plus any shares to be issued in exchange for fractional interests. All options, warrants, shares issuable upon conversion of the Company’s preferred stock and stock awards of the Company outstanding immediately prior to the reverse stock split will be adjusted in accordance with their terms.

The Company’s transfer agent, Continental Stock Transfer & Trust Company, is acting as the exchange agent for the reverse stock split. Continental Stock Transfer & Trust Company will provide instructions to stockholders of record regarding the exchange of stock certificates, as applicable, but such exchange is not required. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares and should direct any questions concerning the reverse stock split to their broker. All stockholders of record may direct questions to the Company's transfer agent, Continental Stock Transfer & Trust Company, by calling 212-509-4000.

About Cenntro Electric Group Ltd.

Cenntro Electric Group Ltd. (or "Cenntro") (NASDAQ: CENN) is a leading designer and manufacturer of electric commercial vehicles. Cenntro's purpose-built ECVs are designed to serve a variety of organizations in support of city services, last-mile delivery, and other commercial applications. Cenntro plans to lead the transformation in the automotive industry through scalable, decentralized production, and smart driving solutions empowered by the Cenntro iChassis. For more information, please visit Cenntro's website at: www.cenntroauto.com.

Exhibit 99.1
Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. Such statements may be, but need not be, identified by words such as "may,'' "believe,'' "anticipate,'' "could,'' "should,'' "intend,'' "plan,'' "will,'' "aim(s),'' "can,'' "would,'' "expect(s),'' "estimate(s),''"project(s),'' "forecast(s)'', "positioned,'' "approximately,'' "potential,'' "goal,'' "strategy,'' "outlook'' and similar expressions. Examples of forward-looking statements include, among other things, statements regarding assembly and distribution capabilities, decentralized production, and fully digitalized autonomous driving solutions. All such forward-looking statements are based on management's current beliefs, expectations and assumptions, and  are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed or implied in this communication. For additional risks and uncertainties that could impact Cenntro’s forward-looking statements, please see disclosures contained in Cenntro's public filings with the SEC, including the "Risk Factors" in Cenntro's Annual Report on Form 10K/A filed with the Securities and Exchange Commission on July 6, 2023 and which may be viewed at www.sec.gov.

Contacts:

Investor Relations Contact:
Chris Tyson
MZ North America
CENN@mzgroup.us
949-491-8235

Company Contact:

PR@cenntroauto.com
IR@cenntroauto.com